Exhibit 99.1

Encana Oil & Gas (USA) Inc.

Barnett Shale Properties

Statement of Revenues and Direct Operating Expenses

Nine Months Ended September 30, 2011

Encana Oil & Gas (USA) Inc. Barnett Shale Properties

Index

Nine Months Ended September 30, 2011

Page(s)

Report of Independent Registered Public Accounting Firm	1
Financial Statement
Statement of Revenues and Direct Operating Expenses	2
Notes to Financial Statement	3–6

Report of Independent Registered Public Accounting Firm

To the Stockholder and Board of Directors of Encana Oil & Gas (USA) Inc.

In our opinion, the accompanying statement of revenues and direct operating expenses presents fairly, in all material respects, the revenues and direct operating expenses of the Barnett Shale Properties (the “Properties”) for the nine months ended September 30, 2011, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Encana Oil & Gas (USA) Inc.’s (the “Company”) management. Our responsibility is to express an opinion on this statement based on our audit. We conducted our audit of this financial statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared on the basis of accounting described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado
February 8, 2012

Encana Oil & Gas (USA) Inc. Barnett Shale Properties

Statement of Revenues and Direct Operating Expenses

Nine Months Ended September 30, 2011

Revenues
Natural gas and liquids	$60,272,345
Total revenues	60,272,345

Direct operating expenses
Lease operating expenses	8,464,734
Gathering and transportation	17,142,453
Taxes other than income	3,768,169
Total direct operating expenses	29,375,356

Excess of revenues over direct
Operating expenses	$30,896,989

The accompanying notes are an integral part of these financial statements.

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Encana Oil & Gas (USA) Inc. Barnett Shale Properties

Notes to Financial Statement

Nine Months Ended September 30, 2011

1.         Basis of Presentation

On November 2, 2011, Encana Oil & Gas (USA) Inc. (the “Company”) entered into an agreement to sell its oil and gas interests and related operations in its Barnett Shale Properties (the “Properties”) located in the Ft. Worth basin to EV Properties, L.P. and certain other institutional partnerships managed by EnerVest, Ltd. The acquisition was effective November 1, 2011, and closing related to a majority of the Properties occurred on December 20, 2011 for a cash price of approximately $859,000,000 subject to contractual post–closing adjustments set forth in the agreement. Closing conditions related to the certain Properties did not occur by December 30, 2011. On February 7, 2012, closing conditions were resolved and closing occurred on certain Properties subject to the delayed closing for cash consideration of $90,600,000 subject to contractual post–closing adjustments.

EV Properties, L.P. acquired a 31.63265% working interest in the properties while the other institutional Partnerships managed by EnerVest, Ltd. acquired the remaining 68.36735% interest, collectively. The accompanying historical statement of revenues and direct operating expenses were carved out from the company’s historical accounting records, and represent EV Properties, L.P.’s 31.63265% working interest in the Properties.

This statement is not intended to be a complete presentation of the results of operations of the Properties as they do not include general and administrative expenses; effects of derivative transactions; interest income or expense; depreciation, depletion, and amortization; any provision for income tax expenses and other income and expense items not directly associated with operating revenues from natural gas, natural gas liquids, and crude oil. Historical financial statements reflecting financial position, results of operations, and cash flow required by accounting principles generally accepted in the United States are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Accordingly, the accompanying statement is presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of Securities and Exchange Commission Regulation S-X.

2.         Concentration of Credit Risk

The purchasers of the Company’s oil and natural gas production consist primarily of independent marketers, major oil and natural gas companies and gas pipeline companies. The Company has not experienced any significant losses from uncollectible accounts.

3.         Use of Estimates

The preparation of the statement of revenues and direct operating expenses requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. Actual results may differ from the estimates and assumptions used in the preparation of the statement of revenues and direct operating expenses.

4.         Revenue Recognition

Revenues from the sale of natural gas, natural gas liquids, crude oil and other liquids, are recognized when the product is produced and delivered at a fixed or determinable price, title has transferred and collectability is reasonably assured. The Company follows the “sales method” of accounting for its oil and natural gas revenues, so it recognized revenue on all natural gas or crude oil sold to purchasers, regardless of whether the sales are proportionate to its ownership in the property.

5.         Direct Operating Expenses

The direct operating expenses include lease operating expenses, gathering and transportation expenses and taxes other than income, which are recognized when incurred.

Lease operating expenses include operating and maintenance expenses, well workover expenses, surface repair expenses and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.

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Encana Oil & Gas (USA) Inc. Barnett Shale Properties

Notes to Financial Statement

Nine Months Ended September 30, 2011

Gathering and transportation expenses represent costs associated with the delivery of hydrocarbon products from the lease to a downstream point of sale. Gathering and transportation includes items such as, but not limited to, the cost of compression, dehydration, fuel costs, and gathering and transportation fees.

Taxes other than income include severance/production taxes and ad valorem/property taxes. Severance/production taxes are generally determined based on wellhead revenues and ad valorem/property taxes are generally determined based on the valuation of the underlying assets.

6.         Supplemental Information Oil and Natural Gas Reserve Information (Unaudited)

Estimated Quantities of Proved Oil and Natural Gas Reserves

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various reservoirs make these estimates generally less precise that other estimates included in the financial statement disclosures.

Proved reserves represent estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions in effect when the estimates were made. Proved developed reserves are proved reserves expected to be recovered through wells and equipment in place and under operating methods used when the estimates were made.

The following table illustrates the Properties’ estimated net proved reserves, including changes and proved developed reserves for the periods indicated. The oil and natural gas liquids price as of September 30, 2011, is based on a twelve month unweighted average of the first of the month prices of the West Texas Intermediate posted price which equates to $93.07 per barrel. The oil and natural gas liquids price as of December 31, 2010, is based on the twelve month unweighted average of the first of the month prices of the West Texas Intermediate posted price which equates to $79.40 per barrel. The oil and natural gas liquids prices were adjusted by lease for quality, transportation fees, and regional price differentials.

The gas price as of September 30, 2011 is based on the twelve month unweighted average of the first of the month prices of the Henry Hub spot market price of $4.13 per Mmbtu. The gas price as of December 31, 2010, is based on the twelve month unweighted average of the first of the month prices of the Henry Hub spot price which equates to $4.34 per Mmbtu. All prices are adjusted by lease of energy content, transportation fees, and regional price differentials. All prices are held constant in accordance with SEC guidelines. All proved reserves are located in the Ft. Worth basin in North Central Texas.

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Encana Oil & Gas (USA) Inc. Barnett Shale Properties

Notes to Financial Statement

Nine Months Ended September 30, 2011

	Proved Reserves
	Oil and Natural Gas Liquids (MBbls)	Natural Gas (MMcf)	Equivalent (MMcfe)

Proved reserves, December 31, 2010	349	246,376	248,469
Extensions and discoveries	5	7,101	7,129
Production	(13)	(9,944)	(10,024)
Revision of previous estimates	(38)	(35,622)	(35,843)
Proved reserves, September 30, 2011	303	207,911	209,731

	Oil and Natural Gas Liquids (MBbls)	Natural Gas (MMcf)	Equivalent (MMcfe)

Proved producing	89	126,109	126,646
Proved non–producing	2	628	639
Proved undeveloped	212	81,174	82,446
Proved reserves, September 30, 2011	303	207,911	209,731

The reserves described above have been estimated by management, using deterministic methods. For wells classified as proved developed producing where sufficient production history existed, reserves were based on individual well performance evaluation and production decline curve extrapolation techniques. For undeveloped locations and wells that lack sufficient production history, reserves were based on analogy to producing wells within the same area exhibiting similar geologic and reservoir characteristics, combined with volumetric methods. The volumetric estimates were based on geologic maps and rock and fluid properties derived from well logs, core data, pressure measurements, and fluid samples. Well spacing was determined from drainage patterns derived from a combination of performance-based recoveries and volumetric estimates for each area or field. Proved undeveloped locations were limited to areas of uniformly high quality reservoir properties, between existing commercial producers.

Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Gas Reserves

The following Standardized Measure of Discounted Future Net Cash Flow information has been developed utilizing ASC 932, Extractive Activities – Oil and Gas, (ASC932) procedures and based on oil and natural gas reserve and production volumes estimated by the Company’s engineering staff. It can be used for some comparisons, but should not be the only method used to evaluate the Properties or their performance. Further, the information in the following table may not represent realistic assessments of future cash flows, nor should the Standardized Measure of Discounted future Net Cash Flow be viewed as representative of the current value of the Properties.

The Company believes that the following factors should be taken into account when reviewing the following information:

•         Future costs and selling prices will probably differ from those required to be used in these calculations;

•         Due to future market conditions and governmental regulations, actual rates of production in future years may vary significantly from the rate of production assumed in the calculations;

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Encana Oil & Gas (USA) Inc. Barnett Shale Properties

Notes to Financial Statement

Nine Months Ended September 30, 2011

•         A 10% discount rate may not be reasonable as a measure of the relative risk inherent in realizing future net oil and natural revenues; and

•         The effects of income taxes have been excluded.

Under the Standardized Measure, for the nine months ended September 30, 2011, the future cash inflows were estimated by applying unweighted twelve month average of the first day of the month cash price quotes to the estimated future production of period end proved reserves. The resulting net cash flows are reduced to present value amounts by applying a 10% discount factor. Use of a 10% discount rate and the unweighted twelve month average prices were required.

(in thousands)

	Producing	Non– Producing	Undeveloped	Total
Future cash inflows	$524,275	$2,433	$387,624	$914,332
Future production costs	(252,169)	(1,045)	(144,723)	(397,937)
Future development costs	(7,883)	(101)	(141,205)	(149,189)
Future income tax expenses	—	—	—	—
Future net cash flows before 10% discount	264,223	1,287	101,696	367,206
10% discount for estimated timing of cash flows	(117,089)	(504)	(98,400)	(215,993)
Standardized measure of discounted future net cash flows	$147,134	$783	$3,296	$151,213

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved

Oil and Natural Gas Reserves

The following tabulation is a summary of changes between the total standardization measure of discounted future net cash flows at the beginning and end of each year:

(in thousands)

January 1, 2011	$192,781
Sale of crude oil and natural gas produced, net of production costs	(30,897)
Extensions and discoveries	(1,589)
Development costs incurred during the period	32,042
Changes in prices and costs	(18,086)
Changes in estimated future development costs	(3,516)
Revisions of previous quantities	(29,091)
Change in taxes	—
Accretion of discount	9,569
Changes in timing and other	—
September 30, 2011	$151,213

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